EXHIBIT 10.12

Associated Estates Realty Corporation

Long Term Incentive Compensation Plan

On August 4, 2005, the Executive Compensation Committee of the Board of Directors approved and implemented the following long-term incentive ("LTI") compensation structure for key executives:

PLAN NAME:

  Associated Estates Realty Corporation Long-Term Incentive Compensation Plan.

OBJECTIVE:

  To motivate and reward executives for the achievement of certain milestones linked to the strategic plan.

TIMING:

  Grants will be delivered annually and each annual grant is tied to a three-year strategic benchmark that will be determined by the Executive Compensation Committee at the first meeting of each calendar year.

  Performance against benchmark will be measured at the conclusion of each calendar year and approved at the first Executive Compensation Committee meeting of the year.

PLAN PARAMETERS AND PARTICIPANTS:

  Target LTI awards will be established for each participant based on the mix of total compensation.

  Threshold award levels are set at 25% of the total LTI target opportunity.

  Awards are delivered through a mix of non-qualified stock options ("NQSOs") and/or stock settled appreciation rights ("SARs") and Performance-Contingent Restricted Shares.

  NQSOs/SARs vest in equal, annual installments over the three-year period.

  The restricted share grant may be accelerated up to the threshold level at the end of each measurement period based on the achievement of strategic objectives.

  If the overall three-year objective is met, the participants are eligible for the remaining 50% of the restricted share grant.
  If the overall objective is not met, the unvested portion of the restricted share grant will be forfeited.
  Participants have the right to receive dividends and vote the shares during the restricted period.

  If the overall three-year benchmark is exceeded, the Executive Compensation Committee may, in its sole discretion, issue awards in excess of target at the end of the three-year performance period.